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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 15, 2002


                       Affiliated Computer Services, Inc.
             (Exact name of registrant as specified in its charter)



         DELAWARE                        0-24787                 51-0310342
(State of other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


2828 NORTH HASKELL AVENUE, DALLAS, TEXAS                             75204
   (Address of principal executive offices)                        (Zip code)


        Registrant's telephone number including area code: (214) 841-6111


                                 NOT APPLICABLE
           (Former name or former address if changed from last report)

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ITEM 5. OTHER EVENTS.

         As previously announced, Affiliated Computer Services, Inc. ("ACS") set March 15, 2002 (the "Redemption Date") as the date for the redemption of its 4% Convertible Subordinated Notes due March 15, 2005 (the "Notes"). Prior to the Redemption Date, all of the holders of the Notes have converted their Notes to shares of ACS' Class A Common Stock in accordance with Article XII of the Indenture dated as of March 20, 1998 between ACS and U.S. Trust Company of Texas, N.A., as trustee. As the result of such conversions, 10,780,887 shares of ACS' Class A Common Stock were issued to such holders.

ITEM 9.

         ACS hereby furnishes as Exhibit 99.1 under this Item 9 the information concerning the redemption set forth in its press release dated March 15, 2002. Pursuant to the rules and regulations of the Securities and Exchange Commission, such press release and the information set forth therein is deemed to be furnished and shall not be deemed to be filed.

Exhibit No.                Description
-----------                -----------
99.1                       Affiliated Computer Services, Inc. Press Release
                           dated March 15, 2002



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         AFFILIATED COMPUTER SERVICES, INC.


                                         By: /s/ Warren D. Edwards
                                             -----------------------------------
                                             Name: Warren D. Edwards
                                             Title: Executive Vice President and
                                                    Chief Financial Officer




Date:  March 15, 2002



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                                  EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------
99.1              Affiliated Computer Services, Inc. Press Release
                  dated March 15, 2002